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                                                                       EXHIBIT 5




                        OPINION OF RICHARDS & O'NEIL, LLP
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                             RICHARDS & O'NEIL, LLP
                                885 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-4873
                                 (212) 207-1200



                                             September 10, 1997



Tractor Supply Company
320 Plus Park Boulevard
Nashville, Tennessee  37217

                  Re:  Tractor Supply Company

Dear Sir or Madam:

                  We have acted as counsel to Tractor Supply Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the resale of 978,912 shares (the "Shares") of the Company's common stock, par value $.008 per share ("Common Stock"), held by Investors Bank & Trust Company, as trustee of the Company's Restated 401(k) Retirement Plan (the "Plan").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering this opinion. In our examinations, we have assumed the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals and the conformity to original documents and completeness of all documents submitted to us as certified, conformed or photostatic copies. We also have assumed that all meetings, the minutes or certified extracts of which have been submitted to us, were properly convened and held, and that all resolutions voted upon at such meetings were properly proposed and passed.

                  We are members of the bar of the State of New York and do not purport to be experts in, or to express any opinion herein concerning, the law of any jurisdiction other than the State of New York, the United States of America and the State of Delaware (but only insofar as set forth in the General Corporation Law of the State of Delaware).

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.
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Tractor Supply Company
September 10, 1997
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 being filed herewith by the Company with the Securities and Exchange Commission and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein.

                                        Very truly yours,

                                        /s/ Richards & O'Neil, LLP